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                                                                  Exhibit 23.2



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated October 15, 1999 on the combined financial statements of Sistemas de Archivo, S.A de C.V. and Sistemas de Archivo Mexico, S.A. de C.V. (collectively Sistema de Archivo), included in this Current Report on Form 8-K, into Iron Mountain Incorporated's previously filed registration statements on Forms S-3 (File No. 333-44185), S-4 (File Nos. 333-44187 and 333-67765) and S-8 (File Nos. 333-24803, 333-33191, 333-43901, 333-60919,
333-60921 and 333-67499).

                                                  /s/ Arthur Andersen

Mexico City, Mexico, D.F.
November 18, 1999